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                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees Brandywine Realty Trust

We consent to the incorporation by reference in the registration statements (Nos. 333-52952, 333-69653, 333-56237, 333-53359, 333-46647, 333-20999) on Form
S-3 and (Nos. 333-52957, 333-28427, 333-14243) on Form S-8 of Brandywine Realty
Trust of our report dated February 26, 2003, with respect to the consolidated balance sheets of Brandywine Realty Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, beneficiaries' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedules, which report appears in the December 31, 2002 annual report on Form 10-K of Brandywine Realty Trust. Our report refers to the fact that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

                                                     /s/ KPMG LLP


Philadelphia, Pennsylvania
March 27, 2003